Independent Auditors' Consent



To the Shareholders and Board of Trustees of the Smith Barney Equity Funds:

We consent to the use of our report dated March 12, 1997, with respect to the Smith Barney Growth and Income Fund, incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG
Peat Marwick LLP


New York, New York
May 28, 1997